AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 29, 2006
                                                     REGISTRATION NO. 333-______
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-1

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                ---------------

                           MONY LIFE INSURANCE COMPANY

                                   OF AMERICA

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     ARIZONA
                         (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                      6311
                          (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)


                                   86-0222062

                     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                           1290 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10104
                                 (212) 554-1234
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 --------------

                                   DODIE KENT
                           VICE PRESIDENT AND COUNSEL
                      AXA EQUITABLE LIFE INSURANCE COMPANY
                          1290 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10104
                                 (212) 554-1234
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                 --------------

                  PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:
                          CHRISTOPHER E. PALMER, ESQ.
                              GOODWIN PROCTER LLP
                           901 NEW YORK AVENUE, N.W.
                             WASHINGTON, D.C. 20001

                                ---------------

 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: May 1, 2006

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box:    |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.   |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    |_|

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained herein also relates to Registration Statement No. 333-105089, as most recently amended on April 22, 2005.


                         CALCULATION OF REGISTRATION FEE

---------------------------------------------- --------------- -------------- --------------- ---------------
Title of Each Class of Security to             Amount to       Proposed       Proposed        Amount of
be Registered                                  be              Maximum        Maximum         Registration
                                               Registered      Offering       Aggregate       Fee
                                                               Price Per      Offering
                                                               Unit           Price
---------------------------------------------- --------------- -------------- --------------- ---------------
Interests in Guaranteed Interest               $   (1)(3)      (2)            $   (1)(3)      $   (3)
Account with Market Value
Adjustment
---------------------------------------------- --------------- -------------- --------------- ---------------

(1) Estimated solely for the purpose of determining the registration statement fee.

(2) The proposed maximum offering price per unit is not applicable since these securities are not issued in specified units.

(3) Pursuant to Rule 429(b) under the Securities Act of 1933, unsold securities previously registered on Form S-2 (Reg. No. 333-105089, originally filed on February 12, 2004) are being carried forward to this Registration Statement. As of March 28, 2006, the amount of such unsold securities was $156,068,139. No additional Interests in Guaranteed Interest Account with Market Value Adjustment are being registered at this time. Accordingly, no additional registration fees are being paid at this time.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

Registrant is filing this registration statement for the purpose of updating the prospectus for certain market value adjustment interests under certain annuity contracts and switching the registration statement from Form S-2 to S-1.





                           --------------------------

Guaranteed Interest Account
with Market Value Adjustment under
Flexible Payment Variable Annuity Contracts

PROSPECTUS DATED MAY 1, 2006

Issued By

MONY Life Insurance
Company of America


--------------------------------------------------------------------------------

MONY Life Insurance Company of America (the "Company") issues the Guaranteed Interest Account with Market Value Adjustment described in this prospectus. The Guaranteed Interest Account with Market Value Adjustment is available only under certain variable annuity contracts that we offer.

Although this prospectus is primarily designed for potential purchasers of the contract, you may have previously purchased a contract and be receiving this prospectus as a current contract owner. If you are a current contract owner, you should note that the features and charges of the contract may have varied over time. For more information about the particular options, features and charges applicable to you, please contact your financial professional and/or refer to your contract.

Among the many terms of the Guaranteed Interest Account with Market Value Adjustment are:

o Guaranteed interest to be credited for specific periods (referred to as "Accumulation Periods").

o Three (3), five (5), seven (7), and ten (10) year Accumulation Periods are available.

o Interest will be credited for the entire Accumulation Period on a daily basis. Different rates apply to each Accumulation Period and are determined by the Company from time to time at its sole discretion.

o A market value adjustment may be charged if part or all of the Guaranteed Interest Account with Market Value Adjustment is surrendered or transferred before the end of the Accumulation Period.

o Potential purchasers should carefully consider the factors described in "Risk Factors" (pages 2-3) as well as the other information contained in this prospectus before allocating Purchase Payments or Fund Values to the Guaranteed Interest Account with Market Value Adjustment offered herein.

--------------------------------------------------------------------------------
These are only some of the terms of the Guaranteed Interest Account with Market Value Adjustment. Please read this prospectus and the prospectus for the variable annuity contract carefully for more complete details of the contract.
--------------------------------------------------------------------------------

The Securities and Exchange Commission has not approved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. This prospectus comes with prospectuses for the variable annuity contract. You should read this prospectus, the variable annuity contract prospectus and the prospectuses for the applicable underlying funds carefully and keep them for future reference.

                    MONY Life Insurance Company of America
                          1290 Avenue of the Americas
                           New York, New York 10104
                                1-800-487-6669

GIA                                                                        w/MVA
333-105089                                                                x01274

Table of contents
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1. DEFINITIONS                                                               1
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2. SUMMARY                                                                   2
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Purpose of the Guaranteed Interest Account
   with Market Value Adjustment                                              2
Purchase Payments                                                            2
The accumulation periods                                                     2
Crediting of interest                                                        2
The Market Value Adjustment                                                  2
Other provisions of the contract                                             2


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3. SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS                         3
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4. RISK FACTORS                                                              4
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--------------------------------------------------------------------------------
5. DESCRIPTION OF THE GUARANTEED INTEREST ACCOUNT
   WITH MARKET VALUE ADJUSTMENT                                              5
--------------------------------------------------------------------------------
General                                                                      5
Allocations to the Guaranteed Interest Account
   with Market Value Adjustment                                              5
Specified interest rates and the accumulation periods                        5
End of accumulation periods                                                  6
The Market Value Adjustment                                                  6
Contract charges                                                             7
Guaranteed Interest Account at annuitization                                 7


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6. FEDERAL TAX STATUS                                                        8
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Introduction                                                                 8
Taxation of annuities in general                                             8
Retirement plans                                                             9
Tax treatment of the company                                                 9


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7. INVESTMENTS                                                              10
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8. CONTRACTS AND THE DISTRIBUTION OF THE GUARANTEED INTEREST ACCOUNT WITH
   MARKET VALUE ADJUSTMENT                                                  11
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i  Table of contents

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9. MONY LIFE INSURANCE COMPANY OF AMERICA                                   13
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10. EXPERTS                                                                 14
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11. AVAILABLE INFORMATION                                                   15
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12. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                         16
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                                                           Table of contents  ii

1. Definitions

--------------------------------------------------------------------------------

ANNUITANT - The person upon whose continuation of any life annuity payment depends.

ANNUITY STARTING DATE - Attainment of age 95, or at the discretion of the Owner of the Contract, a date that is at least ten years from the Effective Date of the Contract.

BUSINESS DAY - Each day that the New York Stock Exchange is open for regular trading.

CASH VALUE - The Contract's Fund Value, (1) minus any applicable Surrender Charge, (2) minus any outstanding loan, and (3) plus or minus any applicable market value adjustment.

CODE -  The Internal Revenue Code of 1986, as amended.

COMPANY - MONY Life Insurance Company of America, the issuer of the Contract.

CONTRACT - Individual Flexible Payment Variable Annuity Contract.

EFFECTIVE DATE - The date the contract begins as shown in the Contract.

FUND VALUE - The aggregate dollar value as of any Business Day of all amounts accumulated under each of the Subaccounts, the Guaranteed Interest Account, and the Loan Account of the Contract.

GENERAL ACCOUNT - The General Account of the Company which consists of all of the Company's assets other than those assets allocated to the Company's separate accounts.

GUARANTEED INTEREST ACCOUNT - An account which is part of the General Account.

LOAN - Available under a Contract issued under Section 401(k) of the Code; subject to availability. To be considered a Loan: (1) the term must be no more than five years, (2) repayments must be at least quarterly and substantially level, and (3) the amount is limited to dollar amounts specified by the Code, not to exceed 50% of the Fund Value.

LOAN ACCOUNT - A part of the General Account where Fund Value is held as collateral for a loan. An Owner may transfer Fund Value in the Subaccounts, and/or Guaranteed Interest Account with Market Value Adjustment to the Loan Account.

MONTHLY CONTRACT ANNIVERSARY - The date of each month corresponding to the Effective Date of the Contract. For example, for a Contract with a June 15 Effective Date, the Monthly Contract Anniversary is the 15th of each month. If a Contract's Effective Date falls on the 29th, 30th or 31st day of a month, the Monthly Contract Anniversary will be the earlier of that day or the last day of the particular month in question.

OWNER - The person designated as Owner or Contractholder in the application to whom all rights, benefits, options, and privileges apply while the Annuitant is living. A collateral assignee is not an Owner.

PURCHASE PAYMENT - An amount paid to the Company by the Owner or on the Owner's behalf as consideration for the benefits provided by the Contract.

SUBACCOUNT - A division of MONY America Variable Account A.

SURRENDER CHARGE - A deferred sales load, expressed as a percentage of Fund Value surrendered.

1  Definitions

2. Summary

--------------------------------------------------------------------------------

This summary provides you with a brief overview of the more important aspects of the Contract's Guaranteed Interest Account with Market Value Adjustment. It is not intended to be complete. More detailed information is contained in this prospectus on the pages following this Summary and in the Contract. This summary and the entire prospectus will describe only the Guaranteed Interest Account with Market Value Adjustment. Other parts of the Contract are described in the Contract and in the prospectus for that Contract. BEFORE PURCHASING THE CONTRACT AND ALLOCATING YOUR PURCHASE PAYMENTS TO THE GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE ADJUSTMENT, WE URGE YOU TO READ BOTH PROSPECTUSES CAREFULLY.

PURPOSE OF THE GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE ADJUSTMENT

The Guaranteed Interest Account with Market Value Adjustment is designed to provide you with an opportunity to receive a guaranteed fixed rate of interest. You can choose the period of time over which the guaranteed fixed rate of interest will be paid. That period of time is known as the Accumulation Period.


The Guaranteed Interest Account with Market Value Adjustment is also designed to provide you with the opportunity to transfer part or all of the Guaranteed Interest Account with Market Value Adjustment to the Subaccounts available to you under the Contract. It is also designed to provide you with the opportunity to surrender part or all of the Guaranteed Interest Account with Market Value Adjustment before the end of the Accumulation Period. If you ask us to transfer or surrender part or all of the Guaranteed Interest Account, we may apply a market value adjustment ("MVA"). This adjustment may be positive, negative, or zero.

PURCHASE PAYMENTS

The Purchase Payments you make for the Contract are received by the Company. Currently earnings on those Purchase Payments are not subject to taxes imposed by the U.S. Government or any state or local government.

You may allocate all or part of your Purchase Payments to the Guaranteed Interest Account with Market Value Adjustment.

THE ACCUMULATION PERIODS

There are 4 different Accumulation Periods currently available: a 3-year Accumulation Period, a 5-year Accumulation Period, a 7-year Accumulation Period, and a 10-year Accumulation Period. You may allocate initial or additional Purchase Payments made under the Contract to one or more Accumulation Periods. You may also ask us to transfer Fund Values from the Subaccounts available under the Contract to one or more of the Accumulation Periods subject to any applicable MVA. There is no minimum amount required for allocation or transfer to an Accumulation Period. (See "Allocations to the Guaranteed Interest Account with Market Value Adjustment.")

Each Accumulation Period starts on the Business Day that falls on, or next follows, the date on which allocations are made and Purchase Payments are received or Fund Values are transferred. Each Accumulation Period ends on the Monthly Contract Anniversary immediately prior to the 3, 5, 7 or 10 year anniversary of the start of the Accumulation Period (the "Maturity Date"). This means that the Accumulation Period for a 3, 5, 7 or 10 year Accumulation Period may be up to 31 days shorter than 3, 5, 7 or 10 years, respectively. (See "Specified interest rates and the accumulation periods.")

CREDITING OF INTEREST

The Company will credit amounts allocated to an Accumulation Period with interest at an annual rate not less than 3.50%. This interest rate is referred to as the Specified Interest Rate. It will be credited for the duration of the Accumulation Period. Specified Interest Rates for each Accumulation Period are declared periodically at the sole discretion of the Company. (See "Specified interest rates and the accumulation periods.")

At least 15 days and at most 45 days prior to the Maturity Date of an Accumulation Period, Owners having Fund Values allocated to such Accumulation Periods will be notified of the impending Maturity Date. Owners will then have the option of directing the surrender or transfer (including transfers for the purpose of obtaining a Loan) of the Fund Value within 30 days before the end of the Accumulation Period without application of any MVA.

The Specified Interest Rate will be credited to amounts allocated to an Accumulation Period, so long as such allocations are neither surrendered nor transferred prior to the Maturity Date for the Allocation Period. The Specified Interest Rate is credited daily, providing an annual effective yield. (See "Specified interest rates and the accumulation periods.")

THE MARKET VALUE ADJUSTMENT

Amounts that are surrendered or transferred (including transfers for the purpose of obtaining a Loan) from an Accumulation Period more than 30 days before the Maturity Date will be subject to an MVA. The MVA is determined through the use of a factor, which is known as the MVA Factor. This factor is discussed in detail in the section entitled "The Market Value Adjustment." The MVA could cause an increase or decrease or no change at all in the amount of the distribution from an Accumulation Period.

OTHER PROVISIONS OF THE CONTRACT

This summary and this prospectus do not describe the other provisions of the Contract. Please refer to the prospectus for MONY America Variable Account A and to the Contract for the details of these provisions.

                                                                      Summary  2

3. Special note regarding forward-looking statements

--------------------------------------------------------------------------------

This prospectus contains forward-looking statements that involve risks and uncertainties. Discussions containing such forward-looking statements may be found in the material set forth under "Summary" and "Risk factors" of this prospectus, as well as the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" of the annual report on Form 10-K which is incorporated by reference herein. Actual events or results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under "Risk factors" as well as those discussed in the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" of the annual report on Form 10-K which is incorporated by reference herein and described under "Available information."

3  Special note regarding forward-looking statements

4. Risk factors

--------------------------------------------------------------------------------

Potential purchasers should carefully consider the factors described in this section as well as the other information contained in this prospectus before allocating Purchase Payments or Fund Values to the Guaranteed Interest Account with Market Value Adjustment offered herein. Such Risk factors include:

(i)     the risk of losses on real estate and commercial mortgage loans,

(ii) other risks relating to the Company's investment portfolio that could affect the profitability of the Company,

(iii) the risk that interest rate changes could make certain of the Com pany's products less profitable to the Company or less attractive to customers,

(iv) risks with respect to certain sales practice litigation that could result in substantial judgments against the Company,

(v) the risk of increased surrenders of certain annuities as the Surren der Charges with respect to such annuities expire that could eliminate sources of revenues (charges under the annuities) and/or exhaust the Company's liquid assets and force the Company to liquidate other assets, perhaps on unfavorable terms,

(vi)    risks associated with certain economic and market factors,

(vii) the risk of variations in claims experience that could be different than the assumptions management used in pricing the Company's products,

(viii) risks related to certain insurance regulatory matters -- i.e., that certain issues raised during examinations of the Company could have a material impact on the Company,

(ix)    risks of competition,

(x) risks with respect to claims paying ability ratings and financial strength ratings that could adversely affect the Company's ability to compete, and

(xi) risks of potential adoption of new Federal income tax legislation that could adversely affect the Company and its ability to compete with non-insurance products and the demand for certain insurance products.

                                                                 Risk factors  4

5. Description of the Guaranteed Interest Account with Market Value Adjustment

--------------------------------------------------------------------------------

GENERAL

The Guaranteed Interest Account with Market Value Adjustment is an allocation option available under certain variable annuity contracts issued by the Company. Not all of the variable annuity contracts issued by the Company offer the Guaranteed Interest Account with Market Value Adjustment, nor is the Guaranteed Interest Account with Market Value Adjustment available in every state jurisdiction. The variable annuity contract that offers the Guaranteed Interest Account with Market Value Adjustment clearly discloses whether the Guaranteed Interest Account with Market Value Adjustment is available as an allocation choice to the Owner. If the Guaranteed Interest Account with Market Value Adjustment is available under a variable annuity issued by the Company, the prospectus for the variable annuity contract and this prospectus must be read carefully together in the same manner that prospectuses for underlying mutual funds must be read with the prospectus for the contracts.

The guarantees associated with the Guaranteed Interest Account with Market Value Adjustment are borne exclusively by the Company. The guarantees associated with the Guaranteed Interest Account with Market Value Adjustment are legal obligations of the Company. Fund Values allocated to the Guaranteed Interest Account with Market Value Adjustment are held in the General Account of the Company. Amounts allocated to the General Account of the Company are subject to the liabilities arising from the business the Company conducts. The Company has sole investment discretion over the investment of the assets of its General Account. Owners having allocated amounts to a particular Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment, however, will have no claim against any particular assets of the Company.

The Guaranteed Interest Account with Market Value Adjustment provides for a Specified Interest Rate, which is a guaranteed interest rate that will be credited as long as any amount allocated to the Guaranteed Interest Account with Market Value Adjustment is not distributed for any reason prior to the to the Maturity Date of the particular Accumulation Period chosen by the Owner. Generally, a 3-year Accumulation Period offers guaranteed interest at a Specified Interest Rate over three years, a 5-year Accumulation Period offers guaranteed interest at a Specified Interest Rate over five years, and so on. Because the Maturity Date is the Monthly Contract Anniversary immediately prior to the 3, 5, 7 or 10 year anniversary of the start of the Accumulation Period, the Accumulation Period may be up to 31 days shorter than the 3, 5, 7 or 10 years, respectively.

Although the Specified Interest Rate will continue to be credited as long as Fund Value remains in an Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment prior to the Maturity Date of that Accumulation Period, surrenders or transfers (including transfers to the Loan Account as a result of a request by the Owner for a Loan) will be subject to a Market Value Adjustment, as described below. Market Value Adjustments do not apply upon the death of the Annuitant.

ALLOCATIONS TO THE GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE ADJUSTMENT

There are three sources from which allocations to the Guaranteed Interest Account with Market Value Adjustment may be made:

(1) an initial Purchase Payment made under a Contract may be wholly or partially allocated to the Guaranteed Interest Account with Market Value Adjustment;

(2) a subsequent or additional Purchase Payment made under a Con tract may be partially or wholly allocated to the Guaranteed Interest Account with Market Value Adjustment; and

(3) amounts transferred from Subaccounts available under the Con tract may be wholly or partially allocated to the Guaranteed Interest Account with Market Value Adjustment.

There is no minimum amount of any allocation of either Purchase Payments or transfers of Fund Value to the Guaranteed Interest Account with Market Value Adjustment. The Contract provides that the prior approval of the Company is required before it will accept a Purchase Payment where, with that Purchase Payment, cumulative Purchase Payments made under the Contract held by the Owner, less the amount of any prior partial surrenders and their Surrender Charges, the MVA, and any debt, exceed $1,500,000. This limit applies to the aggregate of Fund Values in the Guaranteed Interest Account with Market Value Adjustment, the Subaccounts and the Loan Account of the Contract.

SPECIFIED INTEREST RATES AND THE ACCUMULATION PERIODS

SPECIFIED INTEREST RATES

The Specified Interest Rate, at any given time, is the rate of interest guaranteed by the Company to be credited to allocations made to the Accumulation Period for the Guaranteed Interest Account with Market Value Adjustment chosen by the Owner, so long as no portion of the allocation is distributed for any reason prior to the Maturity Date of the Accumulation Period. Different Specified Interest Rates may be established for the four different Accumulation Periods which are currently available (3, 5, 7 and 10 years).

The Company declares Specified Interest Rates for each of the available Accumulation Periods from time to time. Normally, new Specified Interest Rates will be declared monthly; however, depending on interest rate fluctuations, declarations of new Specified Interest Rates may occur more or less frequently. The Company observes no specific method in the establishment of the Specified Interest Rates, but generally will attempt to declare Specified Interest Rates which are related to interest rates associated with fixed-income investments available at the time and having durations and cash flow attributes compatible with the Accumulation Periods then available for the Guaranteed Interest Account with Market Value Adjustment. In addition, the

5 Description of the Guaranteed Interest Account with Market Value Adjustment establishment of Specified Interest Rates may be influenced by other factors, including competitive considerations, administrative costs and general economic trends. The Company has no way of predicting what Specified Interest Rates may be declared in the future and there is no guarantee that the Specified Interest Rate for any of the Accumulation Periods will exceed the guaranteed minimum effective annual interest rate of 3.50%. Owners bear the risk that the Specified Interest Rate will not exceed the guaranteed minimum rate.

The period of time during which a particular Specified Interest Rate is in effect for new allocations to the then available Accumulation Periods is referred to as the Investment Period. All allocations made to an Accumulation Period during an Investment Period are credited with the Specified Interest Rate in effect. An Investment Period ends only when a new Specified Interest Rate relative to the Accumulation Period in question is declared. Subsequent declarations of new Specified Interest Rates have no effect on allocations made to Accumulation Periods during prior Investment Periods. All such prior allocations will be credited with the Specified Interest Rate in effect when the allocation was made for the duration of the Accumulation Period selected.

Information concerning the Specified Interest Rates in effect for the various Accumulation Periods can be obtained by contacting an agent of the Company who is also a registered representative of AXA Advisors, LLC or by calling the following toll free telephone number: (800) 487-6669.

The Specified Interest Rate is credited on a daily basis to allocations made to an Accumulation Period elected by the Owner, resulting in an annual effective yield which is guaranteed by the Company, unless amounts are surrendered, transferred or paid out on death of Annuitant from that Accumulation Period for any reason prior to the Maturity Date for that Accumulation Period. The Specified Interest Rate will be credited for the entire Accumulation Period. If amounts are surrendered or transferred from the Accumulation Period for any reason prior to the Maturity Date, a Market Value Adjustment will be applied to the amount surrendered or transferred.

ACCUMULATION PERIODS

For each Accumulation Period, the Specified Interest Rate in effect at the time of the allocation to that Accumulation Period is guaranteed. An Accumulation Period always ends on a Maturity Date, which is the Monthly Contract Anniversary immediately prior to the 3, 5, 7 or 10 year anniversary of the start of the Accumulation Period. Therefore, the Specified Interest Rate may be credited for up to 31 days less than the full 3, 5, 7 or 10 years.

For example, if the Effective Date of a Contract is August 10, 2000 and an allocation is made to a 10 year Accumulation Period on August 15, 2000 and the funds for a new Purchase Payment are received on that day, the Accumulation Period will begin on August 15, 2000 and end on August 10, 2010, during which period the Specified Interest Rate will be credited.

All Accumulation Periods for the 3, 5, 7, and 10 year Accumulation Periods, respectively, will be determined in a manner consistent with the foregoing example.

END OF ACCUMULATION PERIODS

At least fifteen days and at most forty-five days prior to the end of an Accumulation Period, the Company will send notice to the Owner of the impending Maturity Date. The notice will include the projected Fund Value held in the Accumulation Period on the Maturity Date and will specify the various options Owners may exercise with respect to the Accumulation Period:

(1) During the thirty-day period before the Maturity Date, the Owner may wholly or partially surrender the Fund Value held in that Accumulation Period without a Market Value Adjustment; however, Surrender Charges under the Contract, if applicable, will be assessed.

(2) During the thirty-day period before the Maturity Date, the Owner may wholly or partially transfer the Fund Value held in that Accumulation Period, without a Market Value Adjustment, to any Subaccount then available under the Contract or may elect that the Fund Value held in that Accumulation Period be held for an additional Accumulation Period of the same number of years or for another Accumulation Period of a different number of years which may at the time be available. A confirmation of any such transfer or election will be sent immediately after the transfer or election is processed.

(3) If the Owner does not make an election within thirty days follow ing the Maturity Date, the entire Fund Value held in the maturing Accumulation Period will be transferred to an Accumulation Period of the same number of years as the Accumulation Period which matured. The start of the new Accumulation Period is the ending date of the previous Accumulation Period. However, if that period would extend beyond the Annuity Starting Date of the Contract or if that period is not then made available by the Company, the Fund Value held in the maturing Accumulation Period will be automatically transferred to the Money Market Subaccount at the end of the Maturity Period. A confirmation will be sent immediately after the automatic transfer is executed.

During the thirty day period following the Maturity Date, and prior to any of the transactions set forth in (1), (2), or (3) above, the Specified Value held in the maturing Accumulation Period will continue to be credited with the Specified Interest Rate in effect before the Maturity Date.

THE MARKET VALUE ADJUSTMENT

GENERAL INFORMATION REGARDING THE MVA

A surrender or transfer (including a transfer to the Loan Account as a result of a request by the Owner for a Loan) from the Guaranteed Interest Account with Market Value Adjustment prior to the Maturity Date of that particular Accumulation Period, will be subject to a Market Value Adjustment. The Market Value Adjustment is determined by the multiplication of an MVA Factor by the Specified Value, or the portion of the Specified Value being surrendered or transferred (including transfers for the purpose of obtaining a Loan). The Specified Value is the amount of the allocation of Purchase Payments and transfers of Fund Value to an Accumulation Period of the Guaranteed Interest

  Description of the Guaranteed Interest Account with Market Value Adjustment  6

Account with Market Value Adjustment, plus interest accrued at the Specified Interest Rate minus prior distributions. The Market Value Adjustment may either increase or decrease the amount of the distribution. It will not apply to requests for transfer or full or partial surrenders received at our administrative office within 30 days before the end of the applicable Accumulation Period.

The Market Value Adjustment is intended to approximate, without duplicating, the experience of the Company when it liquidates assets in order to satisfy contractual obligations. Such obligations arise when Owners request surrenders or transfers (including transfers for the purpose of obtaining a Loan). When liquidating assets, the Company may realize either a gain or a loss.

If prevailing interest rates are higher at the time of a surrender or transfer (including transfers for the purpose of obtaining a Loan) than the Specified Interest Rate in effect at the time the Accumulation Period commences, the Company will realize a loss when it liquidates assets in order to process a surrender or transfer (including transfers for the purpose of obtaining a Loan); therefore, application of the Market Value Adjustment under such circumstances will decrease the amount of the surrender or transfer (including transfers for the purpose of obtaining a Loan).

Generally, if prevailing interest rates are lower than the Specified Interest Rate in effect at the time the Accumulation Period commences, the Company will realize a gain when it liquidates assets in order to process a surrender or transfer (including transfers for the purpose of obtaining a Loan); therefore, application of the MVA under such circumstances will generally increase the amount of the surrender or transfer (including transfers for the purpose of obtaining a Loan) .

The Company measures the relationship between prevailing interest rates and the Specified Interest Rates it declares through the MVA Factor. The MVA Factor is described more fully below.

THE MVA FACTOR

The formula for determining the MVA Factor is:

                                       ((n-t)/12)
                          [(1+a)/(1+b)]           - 1

Where:

      a = the Specified Interest Rate for the Accumulation Period from which the surrender, transfer or loan is to be taken;

      b = the Specified Interest Rate declared at the time a surrender or transfer is requested for an Accumulation Period equal to the time remaining in the Accumulation Period from which the surrender or transfer (including transfer to the Loan Account as a result of a request by the Owner for a Loan) is requested, plus 0.25%;

      n = the Accumulation Period from which the surrender or trans= fer occurs in months; and

      t  =  the number of elapsed months (or portion thereof) in the =
            Accumulation Period from which the surrender or transfer occurs.

If an Accumulation Period equal to the time remaining is not issued by the Company, the rate will be an interpolation between two available Accumulation Periods. If two such Accumulation Periods are not available, we will use the rate for the next closer available Accumulation Period.

If the Company is no longer declaring rates on new payments, we will use Treasury yields adjusted for investment risk as the basis for the Market Value Adjustment.

The MVA Factor shown above also accounts for some of the administrative and processing expenses incurred when fixed-interest investments are liquidated. This is represented in the addition of 0.25% in the MVA Factor.

The MVA Factor will be multiplied by that portion of the Fund Value being surrendered, transferred, or distributed for any other reason. If the result is greater than 0, a gain will be realized by the Owner; if less than 0, a loss will be realized. If the MVA Factor is exactly 0, no gain or loss will be realized by the Owner.

CONTRACT CHARGES

The Contracts under which the Guaranteed Interest Account with Market Value Adjustment are made available have various fees and charges, some of which may be assessed against allocations made to the Guaranteed Interest Account with Market Value Adjustment.

Surrender Charges, if applicable, will be assessed against full or partial surrenders from the Guaranteed Interest Account with Market Value Adjustment. If any such surrender occurs prior to the Maturity Date for any particular Accumulation Period elected by the Owner, the amount surrendered will be subject to a Market Value Adjustment in addition to Surrender Charges. The variable annuity prospectus fully describes the Surrender Charges. Please refer to the variable annuity prospectus for complete details regarding the Surrender Charges under the Contracts.

Mortality and expense risk charges which may be assessed under Contracts will not be assessed against any allocation to the Guaranteed Interest Account with Market Value Adjustment. Such charges apply only to the Fund Value allocated to the Subaccounts.

GUARANTEED INTEREST ACCOUNT AT ANNUITIZATION

On the Annuity Starting Date, the Contract's Cash Value, including the Specified Value of all Accumulation Periods of the Guaranteed Interest Account with Market Value Adjustment, will be applied to provide an annuity or any other option previously chosen by the Owner and permitted by the Company. If the Owner elected Settlement Option 3 (Single Life Income) or 3A (Joint Life Income) the Fund Value of the Contract will be applied. Therefore, if Settlement Options 3 or 3A were to be elected by the Owner, no Surrender Charge or a Market Value Adjustment would be applied to the Specified Value. However, if any other settlement option is elected, a lump sum payment will be deemed to have been elected and a Market Value Adjustment will apply. Also, depending upon when you purchased your Contract, if no election is in effect on the Annuity Starting Date, either Settlement Option 3 with a 10-year certain or a lump sum payment will be deemed to have been elected.

7  Description of the Guaranteed Interest Account with Market Value Adjustment

6. Federal tax status

--------------------------------------------------------------------------------

INTRODUCTION

The Contract described in this prospectus is designed for use in connection with certain types of Qualified Plans and on a nonqualified basis. The ultimate effect of federal income taxes on

o the value of the Contract's Fund Value,

o annuity payments,

o death benefit, and

o economic benefit to the Owner, Annuitant, and the Beneficiary may depend upon

o the type of retirement plan for which the Contract is purchased, and

o the tax and employment status of the individual concerned.

The following discussion of the treatment of the Contract and of the Company under the federal income tax laws is general in nature. The discussion is based on the Company's understanding of current federal income tax laws, and is not intended as tax advice. These federal income tax laws may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a Contract. For example, the President's Advisory Panel on Federal Tax Reform recently announced its tax reform options, which could make sweeping changes to many longstanding tax rules. Among the proposed options are new tax-favored savings accounts which would replace many existing qualified plan arrangements and would eliminate certain tax benefits currently available to nonqualified deferred annuity contracts by annually taxing any withdrawable cash value build-up in such contracts. We cannot predict what, if any, legislation will actually be proposed or enacted based on these options. Any person considering the purchase of a Contract should consult a qualified tax adviser. The Company does not make any guarantee regarding any tax status, federal, state, or local, of any Contract or any transaction involving the Contract.

TAXATION OF ANNUITIES IN GENERAL

The Contract described in this prospectus is designed for use in connection with certain types of Qualified Plans and on a nonqualified basis. All or a portion of the contributions to such Qualified Plans will be used to make Purchase Payments under the Contract. In general, contributions to Qualified Plans and income earned on contributions to all plans are tax-deferred until distributed to plan participants or their beneficiaries. Such tax deferral of interest earned on contributions is not, however, available for Non-Qualified Contracts if the Owner is other than a natural person unless the Contract is held as an agent for a natural person. Annuity payments made under a Contract are generally taxable to the Annuitant as ordinary income except to the extent of:

o Participant after-tax contributions (in the case of Qualified Plans), or

o Owner contributions (in the case of Non-Qualified Contracts).

Owners, Annuitants, and beneficiaries should seek advice from their own tax advisers about the tax consequences of distributions, withdrawals and payments under Non-qualified Contracts and under any Qualified Plan in connection with which the Contract is purchased. For Qualified Contracts, among other things individuals should discuss with their tax advisers are the "required minimum distribution rules" which generally require distributions to be made after age 70-1/2 and after death, including requirements applicable to the calculation of such required distributions from annuity contracts funding Qualified Plans.

Federal tax law imposes requirements for determining the amount includable in gross income with respect to amounts not received as an annuity. Amounts include, but are not limited to, distributions, transfers, including gratuitous transfers, and pledges of the Contract. Amounts from all annuity contracts issued during any calendar year by the same company or an affiliate (other than those under certain qualified retirement plans) in the same year will be treated as distributed from one annuity contract. The Internal Revenue Service is given power to prescribe additional rules to prevent avoidance of this rule through serial purchases of contracts or otherwise. These rules do not apply to Qualified Plans.

The Company will withhold and remit to the U.S. Government and, where applicable to state and local governments, part of the taxable portion of each distribution made under a Contract unless the Owner or Annuitant:

(1)  provides his or her taxpayer identification number to the Company, and

(2)  notifies the Company that he or she chooses not to have amounts withheld.

Distributions of plan benefits from qualified retirement plans, other than traditional individual retirement arrangements ("traditional IRAs"), generally will be subject to mandatory federal income tax withholding unless they are:

(1) Part of a series of substantially equal periodic payments (at least annually) for

     (a)  the participant's life or life expectancy,

     (b) the joint lives or life expectancies of the participant and his/ her beneficiary,

     (c)  or a period certain of not less than 10 years;

(2)  Required minimum distributions; or


                                                           Federal tax status  8

(3)  Qualifying hardship distributions.

The withholding can be avoided if the participant's interest in the plan is directly rolled over by the old plan to another eligible retirement plan, including a traditional IRA. A direct rollover to the new plan can be made only in accordance with the terms of the old plan.

Under the generation skipping transfer tax, the Company may be liable for payment of this tax under certain circumstances. In the event that the Company determines that such liability exists, an amount necessary to pay the generation skipping transfer tax may be subtracted from the death benefit proceeds.

RETIREMENT PLANS

Aside from Contracts purchased on a nonqualified basis the Contract described in this prospectus currently is designed for use with the following types of retirement plans:

(1) Pension and Profit Sharing Plans established by eligible employ ers, as permitted by Sections 401(a) and 401(k) of the Code, including those purchasers who would have been covered under the rules governing H.R. 10 (Keogh) Plans;

(2) Individual Retirement Annuities permitted by Section 408(b) of the Code, including Simplified Employee Pensions established by employers pursuant to
     Section 408(k);

(3)  Roth IRAs permitted by Section 408A of the Code; and

(4) Deferred compensation plans provided by certain governmental entities and tax-exempt organizations under Section 457.

The tax rules applicable to participants in such retirement plans vary according to the type of plan and its terms and conditions. Therefore, no attempt is made here to provide more than general information about the use of the Contract with the various types of retirement plans. Participants in such plans as well as Owners, Annuitants, and Beneficiaries are cautioned that the rights of any person to any benefits under these plans are subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. The Company will provide purchasers of Contracts used in connection with Individual Retirement Annuities with such supplementary information as may be required by the Internal Revenue Service or other appropriate agency. Any person contemplating the purchase of a Contract should consult a qualified tax adviser.

TAX TREATMENT OF THE COMPANY

Under existing federal income tax laws, the income of the Guaranteed Interest Account with Market Value Adjustment, to the extent it exceeds amounts applied to increase reserves under the Contract, excess interest credited to the Contract and the Guaranteed Interest Account with Market Value Adjustment's allocable share of ordinary and necessary business expenses and other business deductions, is taxable to the Company.

9  Federal tax status

7. Investments

--------------------------------------------------------------------------------

Amounts allocated to the Guaranteed Interest Account with Market Value Adjustment are transferred to the General Account of the Company. Amounts allocated to the General Account of the Company are subject to the liabilities arising from the business the Company conducts. This is unlike amounts allocated to the Subaccounts of the Variable Account A, which are not subject to the liabilities arising from the business the Company conducts.

The Company has sole investment discretion over the investment of the assets of the General Account. We will invest these amounts primarily in investment-grade fixed income securities including: securities issued by the U.S. Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. Government; debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investor Services, Inc., Standard & Poor's Corporation, or any other nationally recognized rating service; mortgage-backed securities collateralized by real estate mortgage loans or securities collateralized by other assets, that are insured or guaranteed by the Federal Home Loan Mortgage Association, the Federal National Home Mortgage Association, or the Government National Mortgage Association, or that have an investment grade at the time of purchase within the four highest grades described above; commercial and agricultural mortgage loans; other debt instruments; commercial paper; cash or cash equivalents.

Variable annuity Owners having allocated amounts to a particular Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment will not have a direct or indirect interest in these investments, nor will they have a claim against any particular assets of the Company. The overall investment performance of the General Account will not increase or decrease their claim against the Company.

There is no specific formula for establishing Specified Interest Rates. The Specified Interest Rates declared by the Company for the various Accumulation Periods will not necessarily correspond to the performance of any group of assets of the General Account. We will consider certain factors in determining these rates, such as regulatory and tax environment, sales commissions, administrative expenses borne by us, and competitive factors. The Company's management will make the final determination of these rates. However, the Specified Interest Rate will never be less than 3.50%.

                                                                 Investments  10

8. Contracts and the distribution of the Guaranteed Interest Account with Market Value Adjustment

--------------------------------------------------------------------------------

Interests in the Guaranteed Interest Account with Market Value Adjustment are only available through certain Contracts issued by the Company. The appropriate variable annuity prospectus and statement of additional information also contain information regarding the distribution of the Contracts.

The Contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of the securities issued with respect to the MONY America Variable Account A.+ The offering of the Contracts is intended to be continuous.

AXA Advisors (the successor to EQ Financial Consultants, Inc.) and AXA Distributors are affiliates of the Company and are registered with the SEC as broker-dealers and are members of the National Association of Securities Dealers, Inc. ("NASD"). Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker-dealers also act as distributors for other of the Company's annuity products. AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC. As of June 6, 2005, registered representatives of MONY Securities Corporation became registered representatives of AXA Advisors.

The Contracts are sold by financial professionals of AXA Advisors and its affiliates and by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers"). The Distributors are under the common control of AXA Financial, Inc.

The Company pays sales compensation to both Distributors. In general, the Distributors will pay all or a portion of the sales compensation they receive from the Company to individual financial representatives of Selling broker-dealers. Selling broker-dealers will, in turn, pay all or a portion of the compensation they receive from the Distributors to individual financial representatives as commissions related to the sale of the Contracts.

Sales compensation paid to the Distributors will generally not exceed 6.50% of the total Purchase Payments made under the Contracts, plus, starting in the second Contract Year, up to 0.25% of the account value of the Contracts. The Distributors, in turn, may pay their financial professionals (or Selling broker-dealers) either all or a portion of the sales compensation that they receive.

The Distributors may also pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries additional compensation for certain services and/or in recognition of certain expenses that may be incurred by them or on their behalf (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of the Company and/or its products on a company and/or product list; sales personnel training; due diligence and related costs; marketing and related services; conferences; and/or other support services, including some that may benefit the Contract owner. Payments may be based on the amount of assets or Purchase Payments attributable to Contracts sold through a Selling broker-dealer or, in the case of conference support, such payments may be a fixed amount. The Distributors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of the Company's products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of particular products, the Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Marketing allowances and sales incentives are made out of the Distributors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

The Distributors receive 12b-1 fees from certain portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the Contracts and/or the advisers' respective portfolios. In connection with portfolios offered through unaffiliated insurance trusts, the Distributors or their affiliates may also receive other payments from the advisers of the portfolios or their affiliates for providing distribution, administrative and/or shareholder support services.

In an effort to promote the sale of the Company's products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." AXA Advisors may provide other forms of compensation to its financial professionals including health and retirement benefits. In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of the Company's products. However, under applicable rules of the NASD, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on

----------------------
+ Prior to June 6, 2005, MONY Securities Corporation served as both the distributor and principal underwriter of the Contracts.

11 Contracts and the distribution of the Guaranteed Interest Account with
   Market Value Adjustment
facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although the Company takes all of its costs into account in establishing the level of fees and expenses in its products, any compensation paid will not result in any separate charge to you under your Contract. All payments made will be in compliance with all applicable NASD rules and other laws and regulations.

Contracts and the distribution of the Guaranteed Interest Account with Market
                                                            Value Adjustment  12

9. MONY Life Insurance Company of America

--------------------------------------------------------------------------------

The Guaranteed Interest Account with Market Value Adjustment is issued by MONY Life Insurance Company of America (the "Company"). The Company is an Arizona stock life insurance corporation organized in 1969. The Company is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA. AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of the Company, and under its other arrangements with the Company and parent, AXA exercises significant influence over the operations and capital structure of the Company and its parent. AXA holds its interest in the Company through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings Inc. and MONY Holdings, LLC, and MONY Life Insurance Company, a life insurance company. The Company is obligated to pay all amounts that are promised to be paid under the Contracts. No company other than the Company, however, has any legal responsibility to pay amounts that the Company owes under the Contracts. The Company is obligated to pay all amounts promised under the Guaranteed Interest Account with Market Value Adjustment.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $643.4 billion in assets as of December 31, 2005. The Company is licensed to sell life insurance and annuities in forty-nine states (not including New
York), the District of Columbia, and Puerto Rico. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104

13  MONY Life Insurance Company of America

10. Experts

--------------------------------------------------------------------------------

We have incorporated by reference into the Registration Statement of which this prospectus is a part and/or into this prospectus the financial statements of MONY Life Insurance Company of America as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, which have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as set forth in its report thereon appearing in the Company's annual report on Form 10-K for the year ended December 31, 2005. Such financial statements are included and incorporated herein by reference, in reliance on the report of that firm given upon the authority of said firm as experts in accounting and auditing. PricewaterhouseCoopers LLP also provides certain other non-audit services to the Company as permitted by the applicable SEC independence rules, and as disclosed in the Company's Form 10-K.

                                                                     Experts  14

11. Available information

--------------------------------------------------------------------------------

The Company files reports and other information with the Securities and Exchange Commission ("SEC"), as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at http://www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, the Company has filed with the SEC a registration statement relating to the Guaranteed Interest Account with Market Value Adjustment (the "Registration Statement"). This prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement. Please see the Registration Statement for additional information concerning the Guaranteed Interest Account with Market Value Adjustment.

The Company's annual report on Form 10-K for the year ended December 31, 2005 is hereby incorporated into this prospectus by reference. Please refer to Form 10-K for a description of the Company and its business, including financial statements. The Company intends to send Owners account statements and other such legally-required reports. The Company does not anticipate such reports will include periodic financial statements or information concerning the Company.

15  Available information

12. Incorporation of certain documents by reference

--------------------------------------------------------------------------------

The Company's Annual Report on Form 10-K for the year ended December 31, 2005 is considered to be a part of this prospectus because it is incorporated by reference.

Any statement contained in a document that is, or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000835357. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to MONY Life Insurance Company of America, 1290 Avenue of the Americas, New York, New York 10104, Attention: Corporate Secretary (telephone: (212) 554-1234). You can also find our annual report on Form 10-K on our website at www.axa-financial.com.

                             Incorporation of certain documents by reference  16

                                     PART II

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION



                                                                   ESTIMATED
ITEM OF EXPENSE                                                    EXPENSE
---------------------------------------------------------------    ---------

Registration fees                                                   $     0

Federal taxes                                                           N/A

State taxes and fees (based on 50 state average)                        N/A

Trustees' fees                                                          N/A

Transfer agents' fees                                                   N/A

Printing and filing fees                                            $50,000*

Legal fees                                                              N/A

Accounting fees                                                         N/A

Audit fees                                                          $20,000*

Engineering fees                                                        N/A

Directors and officers insurance premium paid by Registrant             N/A

-------------

*     Estimated expense.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The By-Laws of MONY Life Insurance Company of America provide, in Article VI as follows:

                                   ARTICLE VI

          INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

         SECTION 1. NATURE OF INDEMNITY. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

         The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         SECTION 6. SURVIVAL; PRESERVATION OF OTHER RIGHTS. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of Title 10, Arizona Revised Statutes are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

         The indemnification provided by this Article shall not be deemed exclusive of any other right to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this By-Law.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

None

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

            (1) Form of Underwriting Agreement. Distribution Agreement among MONY Life Insurance Company of America, MONY Securities Corp., and AXA Distributors, LLC, incorporated herein by reference to Post Effective Amendment No. 7 to the registration statement on Form N-4 (File No. 333-72632) filed on April 22, 2005.

            (4) Form of Policy.

                (a) Proposed form of flexible payment variable annuity contract, incorporated herein by reference to Exhibit 4 to Registration Statement (File No. 333-59717) on Form N-4, filed on July 23, 1998.

                (b) Proposed form of flexible payment variable annuity contract, incorporated herein by reference to Exhibit 4 to Registration Statement (File No. 333-72632) on Form N-4, filed on January 9, 2002.

            (5) Opinion and consent of counsel regarding legality

                (a) Opinion and consent of David S. Waldman as to the legality of the securities being registered, incorporated herein by reference to Post-Effective Amendment No. 1 to Form S-1 on Form S-2 (File
            No. 333-105089) filed on August 4, 2004.

                (b) Opinion and consent of Dodie Kent as to the legality of the securities being registered.

            (8) Opinion and consent of Robert Levy as to tax matters, incorporated herein by reference to Post-Effective Amendment No. 1 to Form S-1 on Form S-2 (File No. 333-105089) filed on August 4, 2004.

            (10) Material Contracts.

                 (a) Services Agreement between The Mutual Life Insurance
            Company of New York and MONY Life Insurance Company of America, incorporated herein by reference to Post-Effective Amendment No. 22 to the registration statement on Form N-6 (File No. 333-06071) filed on April 30, 2003.

                 (b) Amended and Restated Services Agreement between MONY Life
            Insurance Company of America and AXA Equitable Life Insurance Company dated as of February 1, 2005, incorporated herein by reference to Exhibit 10.2 to Annual Report (File No. 333-65423) on Form 10-K, filed on March 31, 2005.

            (13) Reports to Security Holders.

                 (a) Form 10-K for the fiscal year ended December 31, 2005 is incorporated herein by reference to Form 10-K (File No. 333-65423) filed on March 17, 2006 (accession nbr. 0000771726-06-000124).

            (23) Consents of Experts and Counsel.

                 (a) Consent of PricewaterhouseCoopers LLP, independent
            registered public accounting firm (to be filed by amendment).

                 (b) See Item (5) above.

            (24) Powers of Attorney.

                  (a) Power of Attorney for Christopher M. Condron, incorporated herein by reference to Post-Effective Amendment No. 1 to Form S-1 on Form S-2 (File No. 333-105089) filed on August 4, 2004.

                  (b) Power of Attorney for Stanley B. Tulin, incorporated
            herein by reference to Post-Effective Amendment No. 1 to Form S-1 on Form S-2 (File No. 333-105089) filed on August 4, 2004.

                  (c) Power of Attorney for Alvin H. Fenichel, incorporated
            herein by reference to Post-Effective Amendment No. 1 to Form S-1 on Form S-2 (File No. 333-105089) filed on August 4, 2004.

                  (d) Power of Attorney for Bruce W. Calvert, incorporated
            herein by reference to Post-Effective Amendment No. 1 to Form S-1 on Form S-2 (File No. 333-105089) filed on August 4, 2004.

                  (e) Power of Attorney for Henri de Castries, incorporated
            herein by reference to Post-Effective Amendment No. 1 to Form S-1 on Form S-2 (File No. 333-105089) filed on August 4, 2004.

                  (f) Power of Attorney for Denis Duverne, incorporated herein by reference to Post-Effective Amendment No. 1 to Form S-1 on Form S-2 (File No. 333-105089) filed on August 4, 2004.

                  (g) Power of Attorney for Mary R. Henderson, incorporated
            herein by reference to Post-Effective Amendment No. 1 to Form S-1 on Form S-2 (File No. 333-105089) filed on August 4, 2004.

                  (h) Power of Attorney for James F. Higgins, incorporated
            herein by reference to Post-Effective Amendment No. 1 to Form S-1 on Form S-2 (File No. 333-105089) filed on August 4, 2004.

                  (i) Power of Attorney for W. Edwin Jarmain, incorporated
            herein by reference to Post-Effective Amendment No. 1 to Form S-1 on Form S-2 (File No. 333-105089) filed on August 4, 2004.

                  (j) Power of Attorney for Christina Johnson Wolff,
            incorporated herein by reference to Post-Effective Amendment No. 1 to Form S-1 on Form S-2 (File No. 333-105089) filed on August 4, 2004.

                  (k) Power of Attorney for Scott D. Miller, incorporated herein by reference to Post-Effective Amendment No. 1 to Form S-1 on Form S-2 (File No. 333-105089) filed on August 4, 2004.

                  (l) Power of Attorney for Joseph H. Moglia, incorporated
            herein by reference to Post-Effective Amendment No. 1 to Form S-1 on Form S-2 (File No. 333-105089) filed on August 4, 2004.

                  (m) Power of Attorney for Peter J. Tobin, incorporated herein by reference to Post-Effective Amendment No. 1 to Form S-1 on Form S-2 (File No. 333-105089) filed on August 4, 2004.


ITEM 17. UNDERTAKINGS

      (a)  Rule 415 offering.

           The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) Not applicable.

            (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

            (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i) Any preliminary prospectus or prospectus of the
            undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                  (ii) Any free writing prospectus relating to the offering
            prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                  (iii) The portion of any other free writing prospectus
            relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                  (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

      (b)   Not applicable.

      (c)   Not applicable.

      (d)   Not applicable.

      (e)   Not applicable.

      (f)   Not applicable.

      (g)   Not applicable.

      (h)   Not applicable.

      (i)   Not applicable.

      (j)   Not applicable.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City and State of New York, on this 29th day of March, 2006.




                                MONY Life Insurance Company of America
                                       (Registrant)


                                By: /s/ Dodie Kent
                                   ---------------------------------
                                   Dodie Kent
                                   Vice President and Counsel
                                   MONY Life Insurance Company of America



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

PRINCIPAL EXECUTIVE OFFICERS:

*Christopher M. Condron                    Chairman of the Board, President and
                                           Chief Executive Officer, Director

PRINCIPAL FINANCIAL OFFICER:

*Stanley B. Tulin                          Vice Chairman of the Board and
                                           Chief Financial Officer, Director

PRINCIPAL ACCOUNTING OFFICER:

*Alvin H. Fenichel                         Senior Vice President and Controller


*DIRECTORS:

Bruce W. Calvert            Mary R. (Nina) Henderson     Joseph H. Moglia
Christopher M. Condron      James F. Higgins             Peter J. Tobin
Henri de Castries           W. Edwin Jarmain             Stanley B. Tulin
Denis Duverne               Scott D. Miller              Christina Johnson Wolff




*By: /s/ Dodie Kent
     ------------------------
         Dodie Kent
         Attorney-in-Fact

March 29, 2006

                                  EXHIBIT INDEX


EXHIBIT NO.                      DESCRIPTION                         TAG VALUE
-----------  ---------------------------------------------------    -----------
 (5)(b)      Opinion and Consent of Dodie Kent                         99.5b